Exhibit 99.1

The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2015 presents the sale of the Plaza assets as if the disposition occurred on December 31, 2015. We sold the Plaza assets on March 1, 2016.
This Unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with (i) our audited Consolidated Financial Statements as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 included in our 2015 Annual Report on Form 10-K, (ii) our Current Report on Form 8-K dated January 4, 2016 and (iii) the Notes to Unaudited Pro Forma Consolidated Balance Sheet included in this Current Report on Form 8-K. In management’s opinion, adjustments necessary to reflect the effects of the disposition have been made based on management’s best estimate.

Highwoods Properties, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
(in thousands, except share and per share data)

	December 31, 2015
	(A)	(B)
	Historical	Sale of Plaza Assets	Pro Forma
Assets:
Real estate assets, at cost:
Land	$443,705	$—	$443,705
Buildings and tenant improvements	4,063,328	—	4,063,328
Development in-process	194,050	—	194,050
Land held for development	68,244	—	68,244
	4,769,327	—	4,769,327
Less-accumulated depreciation	(1,007,104)	—	(1,007,104)
Net real estate assets	3,762,223	—	3,762,223
Real estate and other assets, net, held for sale	240,948	(240,948)	—
Cash and cash equivalents	5,036	—	5,036
Restricted cash	16,769	230,000	246,769
Accounts receivable, net of allowance of $928 and $1,314, respectively	29,077	—	29,077
Mortgages and notes receivable, net of allowance of $287 and $275, respectively	2,096	—	2,096
Accrued straight-line rents receivable, net of allowance of $257 and $316, respectively	150,392	—	150,392
Investments in and advances to unconsolidated affiliates	20,676	—	20,676
Deferred financing and leasing costs, net of accumulated amortization of $123,723 and $108,122, respectively	241,663	—	241,663
Prepaid expenses and other assets, net of accumulated amortization of $15,648 and $13,887, respectively	24,552	—	24,552
Total Assets	$4,493,432	$(10,948)	$4,482,484
Liabilities, Noncontrolling Interests in the Operating Partnership and Equity:
Mortgages and notes payable	$2,499,614	$(420,000)	$2,079,614
Accounts payable, accrued expenses and other liabilities	233,988	—	233,988
Liabilities held for sale	14,119	(14,119)	—
Total Liabilities	2,747,721	(434,119)	2,313,602
Commitments and contingencies
Noncontrolling interests in the Operating Partnership	126,429	—	126,429
Equity:
Preferred Stock, $.01 par value, 50,000,000 authorized shares;
8.625% Series A Cumulative Redeemable Preferred Shares (liquidation preference $1,000 per share), 29,050 and 29,060 shares issued and outstanding, respectively	29,050	—	29,050
Common Stock, $.01 par value, 200,000,000 authorized shares;
96,091,932 and 92,907,310 shares issued and outstanding, respectively	961	—	961
Additional paid-in capital	2,598,242	—	2,598,242
Distributions in excess of net income available for common stockholders	(1,023,135)	423,171	(599,964)
Accumulated other comprehensive loss	(3,811)	—	(3,811)
Total Stockholders’ Equity	1,601,307	423,171	2,024,478
Noncontrolling interests in consolidated affiliates	17,975	—	17,975
Total Equity	1,619,282	423,171	2,042,453
Total Liabilities, Noncontrolling Interests in the Operating Partnership and Equity	$4,493,432	$(10,948)	$4,482,484

Highwoods Properties, Inc.
Notes to Unaudited Pro Forma Consolidated Balance Sheet
December 31, 2015
(A)    Represents our Consolidated Balance Sheet as of December 31, 2015 as filed in our 2015 Annual Report on Form 10-K.
(B)    Represents the adjustments to reflect the sale of the Plaza assets, which includes (i) the sale of assets and liabilities with net book values of approximately $240.9 million and $14.1 million, respectively, resulting in estimated gains of $423.2 million, (ii) repayment of our $350.0 million six-month unsecured bridge facility, (iii) repayment of $70.0 million of borrowings on our revolving credit facility and (iv) net proceeds of approximately $230.0 million, which were placed in escrow accounts held by a qualified intermediary pending reinvestment in 1031 exchanges qualifying for tax-deferred treatment, repayment of additional debt and/or other general corporate purposes.